Exhibit 99.1

Press Release July 22, 2019	7575 W. Jefferson Blvd. Fort Wayne, IN 46804

Steel Dynamics Announces Planned

New Flat Roll Steel Mill Site Selection

FORT WAYNE, INDIANA, July 22, 2019 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced the selection of Sinton, Texas, as the site for the company’s previously announced new state-of-the-art, electric-arc-furnace (EAF) flat roll steel mill.  Sinton is located approximately 30 miles Northwest of the port of Corpus Christi, Texas.  Sinton is strategically located within the targeted Southwest U.S. and Mexico market regions, bringing numerous competitive customer and raw material advantages to the project.  Final determination is still subject to the anticipated receipt of necessary permits and continued state and local government support, which the company expects to be forthcoming.

“We are extremely excited to announce our selection of Sinton as the site for our next-generation, new flat roll steel mill investment,” said Mark. D. Millett, President and Chief Executive Officer.  “We are eager to join the Sinton community, and we appreciate the warm welcome and support that we have received from them, Governor Abbott and the State of Texas, as well as local leaders from San Patricio County, the City of Sinton, and the Sinton Independent School Board.  We thank them for their trust, shared vision, and support for this important strategic investment.  We anticipate the project will create approximately 600 well-paying positions, and abundant opportunities for indirect job growth from customers and other support service providers, bringing meaningful economic growth to the surrounding communities.

“We have been developing a flat roll steel business strategy for this region and Mexico for several years,” said Millett, “and, the team is ready to execute.  We have extensive experience and a proven track record for successfully constructing and operating EAF steel mills and downstream value-add finishing lines.  Our planned new EAF flat roll steel mill will be the most technologically advanced facility existing today.  Our team has selected a suite of technologies based on our proven history of success, that should allow us to achieve steel grades previously out of reach to thin-slab casting technology, while sustaining the low-energy and low-Carbon footprint that is at the core of our steelmaking operations.   Based on casting capability of up to 84 inches wide and up to a 5.5-inch cast thickness, it will be the world’s largest thin-slab facility. The steel mill will also have a unique rolling mill configuration, providing the capability to produce Advanced High Strength Steel grades, including some energy sector products not available in the U.S. today.  The mill will also have the capability to produce up to 52.5 ton coils, creating meaningful cost efficiencies for certain energy customers. These advances will further reduce the gap between existing EAF and integrated steel mill production capabilities.  We have already placed orders for a majority of the equipment and filed for the required permitting.

“Our customers are eager for us to begin, as we have been discussing plans for several of them to co-locate onsite with us,” continued Millett.  “We believe a majority of the customer base will experience a significant freight savings compared to their current supply-chain configurations.  We are also making meaningful headway regarding regional prime ferrous scrap sourcing.  We continue to grow increasingly excited about the expansive opportunities and long-term value creation our Southwest U.S. and Mexico growth strategy provides us,” concluded Millett.

The Sinton location brings numerous advantages, including:

•                  Proximity to the three targeted customer regions of the four-state Texas area, the Western U.S. and Mexico representing approximately 27 million tons of relevant flat roll steel consumption,

•                  Customer-centric logistic benefits, providing shorter lead times and meaningful customer working capital savings,

•                  Central to the largest domestic consumption of flat roll Galvalume® and construction painted products, with the anticipated ability to effectively compete with excessive regional imports,

•                  Sufficient acreage to allow customers to locate on-site, providing logistic savings and steel mill volume base-loading opportunities,

•                  Proximity to prime ferrous scrap generation via the four-state Texas region and Mexico, and cost-effective access to pig iron through the deep-water port of Corpus Christi, as well as other alternative iron units,

•                  Excellent logistics provided by on-site access to two class I railroads, transloading opportunities with a third class I railroad, proximity to a major U.S. highway system, and access to the deep-water port of Corpus Christi, and

•                  Existing, mature and dependable power, natural gas, and water sources.

This investment will benefit from Steel Dynamics’ focus on safety, its low-cost, highly variable operating framework and entrepreneurial performance-based incentive culture.  The planned facility is anticipated to have an annual production capacity of approximately 3.0 million tons with the capability to produce the latest generation of Advanced High Strength Steel grades.  The project will include value-added finishing lines, including a galvanizing line with an annual capacity of 550,000 tons, and a paint line with an annual coating capacity of 250,000 tons.  The product offering is anticipated to include various flat roll steel products, including hot roll, cold roll, galvanized, Galvalume® and painted steel, primarily serving the energy, automotive, construction, and appliance sectors.  The current estimated required investment is approximately $1.9 billion, which does not include the benefit of anticipated state and local incentives.  Upon the receipt of required environmental and operating permits, the company expects to begin construction early 2020, followed by the commencement of operations mid-2021.

About Steel Dynamics, Inc.

Steel Dynamics is one of the largest domestic steel producers and metals recyclers in the United States based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico. Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections and steel joists and deck. In addition, the company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in the steel and metallic scrap markets, Steel Dynamics’ revenues, costs of purchased materials, future profitability and earnings, and the operation of new or existing facilities. These statements, which we generally precede or accompany by such typical conditional words as “anticipate”, “intend”, “believe”, “estimate”, “plan”, “seek”, “project”, or “expect”, or by the words “may”, “will”, or “should”, are intended to be made as “forward-looking”, subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) the effects of uncertain economic conditions; (2) cyclical and changing industrial demand; (3) changes in conditions in any of the steel or scrap-consuming sectors of the economy which affect demand for our products, including the strength of the non-residential and residential construction, automotive, manufacturing, appliance, pipe and tube, and other steel-consuming industries; (4) fluctuations in the cost of key raw materials and supplies (including steel scrap, iron units, zinc, graphite electrodes, and energy costs) and our ability to pass on any cost increases; (5) the impact of domestic and foreign import price competition; (6) unanticipated difficulties in integrating or starting up new or acquired businesses or assets; (7) risks and uncertainties involving product and/or technology development; and (8) occurrences of unexpected plant outages or equipment failures.

More specifically, we refer you to Steel Dynamics’ more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our quarterly reports on Form 10-Q or in other reports which we from time to time file with the Securities and

Exchange Commission. These are available publicly on the SEC website, www.sec.gov, and on the Steel Dynamics website, www.steeldynamics.com: Investors: SEC Filings.

Contact:  Tricia Meyers, Investor Relations Manager– +1.260.969.3500